Exhibit 99.1

Och-Ziff Capital Management Group LLC Reports

2012 Second Quarter Results

2012 Second Quarter Dividend of $0.14 per Class A Share

NEW YORK, August 2, 2012 – Och-Ziff Capital Management Group LLC (NYSE:OZM) (the “Company” or “Och-Ziff”) today reported a GAAP Net Loss(1) of $116.2 million, or $0.82 per basic and diluted Class A Share, for the second quarter ended June 30, 2012. The Company also declared a $0.14 per share cash dividend on its Class A Shares for the 2012 second quarter.

Summary Highlights

•	Distributable Earnings of $67.2 million, or $0.15 per Adjusted Class A Share, for the 2012 second quarter, compared to $67.7 million, or $0.16 per Adjusted Class A Share, for the 2011 second quarter.

•	Assets under management of $29.3 billion as of July 1, 2012, compared to $29.5 billion as of April 1, 2012, and $29.3 billion as of July 1, 2011.

•

Estimated assets under management of $30.3 billion as of August 1, 2012, which reflected year-to-date performance-related appreciation of $1.7 billion and capital net outflows of approximately $200 million.

•

Estimated year-to-date net returns through July 31, 2012 of the OZ Master Fund of +5.6%, the OZ Europe Master Fund of +3.9%, the OZ Asia Master Fund of +2.7% and the OZ Global Special Investments Master Fund of +5.3%.

•

The Company refinanced the remaining indebtedness outstanding under its term loan due in July 2012, as well as the indebtedness outstanding under its aircraft loan due in May 2014, by borrowing $384.5 million under the delayed draw term loan agreement it entered into in November 2011.

•

In August 2012, the Company adopted a new Partner Incentive Plan. This plan maintains the alignment of interests of participating executive managing directors with those of the Company’s fund investors and Class A Shareholders in relation to managing the Company’s current business, as well as its future growth and stability.

(1)	References to the Company’s GAAP Net Loss throughout this press release refer to the Company’s GAAP Net Loss Allocated to Class A Shareholders.

“During the second quarter, we protected investor capital in the difficult and often volatile market conditions that characterized May and June. We also maintained the strong absolute returns we generated in the first quarter of this year and continued that trend through July,” said Daniel S. Och, Chairman and Chief Executive Officer of Och-Ziff. “The re-emergence of difficult market conditions further reinforced the attractiveness of absolute return strategies and the importance of manager selection.

“We continued to have an active dialog with current and prospective fund investors globally. While the broader market and industry backdrop affects the amount and timing of flows, interest in both our hedge funds and dedicated credit platforms remains strong. Despite a more difficult environment for capital flows right now, we remain confident that capital allocations to the hedge fund industry will increase as markets stabilize globally. We believe that as a leading absolute return manager we are well positioned to increase our market share of new flows over time.”

GAAP NET LOSS ALLOCATED TO CLASS A SHAREHOLDERS

For the 2012 second quarter, Och-Ziff reported a GAAP Net Loss of $116.2 million, or $0.82 per basic and diluted Class A Share, compared to a GAAP Net Loss of $93.4 million, or $0.96 per basic and diluted Class A Share, for the 2011 second quarter. For the 2012 first half, Och-Ziff reported a GAAP Net Loss of $239.0 million, or $1.69 per basic and diluted Class A Share, compared to a GAAP Net Loss of $188.8 million, or $1.94 per basic and diluted Class A Share, for the 2011 first half.

The year-over-year increases in the GAAP Net Loss were primarily due to an increase in the Company’s interest in its principal operating subsidiaries (the “Och-Ziff Operating Group”) driven by the public offering of 33.3 million Class A Shares in November 2011, the issuance of Class A Shares related to the vesting of Class A Restricted Share Units (“RSUs”) and the exchange of Och-Ziff Operating Group A Units (“Group A Units”) for Class A Shares. Because of the increase in the Company’s interest in the Och-Ziff Operating Group, a larger portion of the losses of the Och-Ziff Operating Group was allocated to the Company. Partially offsetting the year-over-year increase in the GAAP Net Loss in both periods was higher profitability in the Och-Ziff Operating Group due to lower operating expenses and higher incentive income.

The GAAP Net Loss in the 2012 second quarter and first half primarily resulted from non-cash expenses of $398.4 million and $796.8 million, respectively, associated with the Company’s reorganization in connection with its initial public offering (“IPO”) in November 2007. These expenses are related to the amortization of Group A Units, which represent equity interests in the Och-Ziff Operating Group that were issued to the Company’s pre-IPO limited partners in exchange for their pre-IPO interests in those subsidiaries. The Group A Units generally vest annually over five years through November 2012, and therefore the amortization of these expenses is expected to result in a GAAP Net Loss on an annual basis through the end of this year. Once vested, Group A Units may be exchanged on a one-to-one basis for Class A Shares, pursuant to the new transfer restrictions described on page 7 of this press release.

Additionally, the GAAP Net Loss in the 2012 second quarter and first half was driven by non-cash expenses of $16.3 million and $34.1 million, respectively, for the amortization of equity-based compensation. These expenses primarily relate to RSUs granted to employees and executive managing directors, as well as Group A Units granted to executive managing directors subsequent to the IPO. Each RSU represents the right to receive one Class A Share upon vesting.

Throughout this press release, the Company presents financial measures that are not prepared in accordance with GAAP. For a discussion of these non-GAAP measures, please see the discussion of “Non-GAAP Financial Measures” at the end of this press release.

DISTRIBUTABLE EARNINGS (NON-GAAP)

The Company’s Distributable Earnings for the 2012 second quarter were $67.2 million, or $0.15 per Adjusted Class A Share, compared to $67.7 million, or $0.16 per Adjusted Class A Share, for the 2011 second quarter. Distributable Earnings for the 2012 first half were $124.5 million, or $0.27 per Adjusted Class A Share, compared to $132.9 million, or $0.32 per Adjusted Class A Share, in the 2011 first half.

The year-over-year decrease in Distributable Earnings for both periods was principally driven by higher taxes and non-compensation expenses, partially offset by higher incentive income and lower compensation and benefits.

Distributable Earnings is a non-GAAP measure. For reconciliations of Distributable Earnings to the respective GAAP Net Losses for the periods discussed above, please see Exhibits 2 and 3 that accompany this press release. Additionally, please see the discussion of “Non-GAAP Financial Measures” at the end of this press release, including the definitions of Distributable Earnings and Adjusted Class A Shares.

ASSETS UNDER MANAGEMENT

Och-Ziff’s assets under management were $29.9 billion as of June 30, 2012, $189.1 million lower than $30.1 billion as of March 31, 2012, and $160.2 million higher than $29.8 billion as of June 30, 2011. The year-over-year increase was driven by performance-related appreciation of $218.0 million and capital net outflows of $57.8 million.

Assets under management by fund:

				% Change (1)
(dollars in billions)	June 30, 2012	March 31, 2012	June 30, 2011	Jun. 2012 vs. Mar. 2012	Jun. 2012 vs. Jun. 2011

OZ Master Fund	$20.8	$20.9	$20.7	-1%	0%
OZ Europe Master Fund	2.1	2.2	2.7	-8%	-23%
OZ Asia Master Fund	1.6	1.7	1.7	-7%	-5%
OZ Global Special Investments Master Fund	1.0	1.0	1.1	0%	-6%
Other (1) (2)	4.4	4.3	3.6	6%	23%

(1)	Rounding differences may occur.
(2)	Includes real estate funds, credit funds and other alternative investment vehicles managed by the Company.

Estimated assets under management were $30.3 billion as of August 1, 2012, which reflected estimated year-to-date performance-related appreciation of $1.7 billion and capital net outflows of approximately $200 million.

INVESTMENT PERFORMANCE

For the 2012 first half, performance was driven primarily by the structured credit, corporate credit and global long/short equity special situations strategies.

Net Performance by fund(1):

	2012
	April	May	June	2Q	1H

OZ Master Fund	0.40%	-0.44%	0.23%	0.19%	4.88%
OZ Europe Master Fund	-0.02%	-1.81%	0.43%	-1.41%	3.38%
OZ Asia Master Fund	-0.74%	-2.22%	-0.50%	-3.43%	2.28%
OZ Global Special Investments Master Fund	0.42%	-0.72%	0.18%	-0.12%	4.95%

(1)	Please see important disclosures on Exhibit 7 that accompanies this press release.

ECONOMIC INCOME (NON-GAAP)

In addition to analyzing the Company’s results on a GAAP basis, management also reviews the Company’s results on an “Economic Income” basis. Economic Income excludes certain adjustments that are required for presentation of the Company’s results on a GAAP basis, but that management does not consider when evaluating operating performance in any given period. Management evaluates Economic Income for the Och-Ziff Funds segment, the Company’s only reportable segment under GAAP, and for the Company’s Other Operations. Economic Income for the Company equals the sum of Economic Income for the Och-Ziff Funds segment and the Company’s Other Operations.

For reconciliations of Economic Income and its components to the respective GAAP measures, please see Exhibits 2 through 5 that accompany this press release. Additionally, please see the discussion of “Non-GAAP Financial Measures” at the end of this press release.

The Company conducts substantially all of its business through the Och-Ziff Funds segment, which provides asset management services to its hedge funds and other alternative investment vehicles. The Company’s Other Operations are primarily comprised of its real estate business, which provides asset management services to its real estate funds.

Economic Income Revenues (Non-GAAP)

Economic Income revenues for the 2012 second quarter were $141.9 million, a 7% increase from Economic Income revenues of $132.9 million for the 2011 second quarter. Management fees were $123.2 million, a 2% decrease from management fees of $125.3 million for the prior-year period. Incentive income was $18.4 million compared to $6.9 million in the prior-year period. Economic Income revenues for the 2012 first half were $261.3 million, a slight increase from Economic Income revenues of $258.2 million for the 2011 first half. Management fees were $241.1 million, a slight decrease from management fees of $243.3 million for the prior-year period. Incentive income was $19.6 million compared to $13.8 million in the prior-year period.

The year-over-year increase in Economic Income revenues for both periods was primarily due to an increase in incentive income in the Och-Ziff Funds segment, driven by $11.3 million of incentive income recognized in the second quarter of 2012 related to assets under management subject to three-year performance measurement periods. These increases were partially offset by a decrease in both periods in management fees in the Company’s Other Operations. Also partially offsetting the increase for the year-to-date period was a $6.0 million decrease in incentive income related to tax distributions taken in the first quarter of 2011 that did not recur in the first quarter of 2012.

Compensation and Benefits (Non-GAAP)

Compensation and benefits for the 2012 second quarter totaled $22.0 million, 6% lower than compensation and benefits of $23.3 million for the 2011 second quarter. Salaries and benefits for the 2012 second quarter totaled $19.5 million, a 6% increase from salaries and benefits of $18.4 million for the prior-year period.

Compensation and benefits for the 2012 first half totaled $42.7 million, 8% lower than compensation and benefits of $46.5 million for the 2011 first half. Salaries and benefits for the 2012 first half totaled $38.8 million, an 8% increase from salaries and benefits of $35.9 million for the prior-year period.

The year-over-year decrease in compensation and benefits for both periods was driven by a decrease in bonus expense due to lower guaranteed bonus accruals in the Och-Ziff Funds segment, partially offset by an increase in salaries and benefits in the Och-Ziff Funds segment due in part to an increase in our worldwide headcount.

The ratio of salaries and benefits to management fees increased from 15% in the 2011 second quarter and first half to 16% in the 2012 second quarter and first half due to the year-over-year increase in salaries and benefits while management fees decreased.

Non-Compensation Expenses (Non-GAAP)

Non-compensation expenses for the 2012 second quarter totaled $25.2 million, 13% higher than non-compensation expenses of $22.2 million for the 2011 second quarter. Non-compensation expenses for the 2012 first half totaled $47.7 million, an 11% increase from non-compensation expenses of $43.1 million for the prior-year period.

The increase in non-compensation expenses for both periods was driven by higher general, administrative and other expenses, primarily in the Och-Ziff Funds segment, partially offset by a decrease in interest expense.

The ratio of non-compensation expenses to management fees increased from 18% in the 2011 second quarter and first half to 20% in the 2012 second quarter and first half. The year-over-year increase in both periods was driven by higher non-compensation expenses while management fees decreased.

Economic Income (Non-GAAP)

Economic Income for the 2012 second quarter was $94.0 million, 9% higher than Economic Income of $86.4 million for the 2011 second quarter. Economic Income for the 2012 first half was $169.9 million, 2% higher than Economic Income of $166.9 million for the prior-year period.

The year-over-year increase for both periods were principally driven by higher incentive income and lower compensation and benefits, partially offset by increased non-compensation expenses and a decline in management fees.

CAPITAL

As of June 30, 2012, the number of Class A Shares outstanding was 141,538,557. For purposes of calculating Distributable Earnings per Share, the Company assumes that all the interests held by its executive managing directors and Ziff Investors Partnership, L.P. II and certain of its affiliates and control persons (the “Ziffs”) in the Och-Ziff Operating Group (collectively, “Partner Units”) and RSUs outstanding during the period have been converted on a one-to-one basis into Class A Shares (“Adjusted Class A Shares”). For the second quarter and first half ended June 30, 2012, the total weighted-average Adjusted Class A Shares outstanding were 454,310,582 and 453,794,112, respectively.

In June 2012, the Company repaid the indebtedness outstanding under its term loan due in July 2012 (“2007 Term Loan”), as well as the indebtedness outstanding under its aircraft loan due in May 2014. These repayments were funded through a borrowing under the delayed draw term loan facility the Company entered into in November 2011. An initial $6.5 million borrowing under the facility was made in November 2011 to fund a portion of the 2007 Term Loan repurchased and retired in connection with the Class A Share offering in November 2011 that was not funded by the net proceeds from the offering. An additional $384.5 million borrowing was made in June 2012 to repay the remaining indebtedness outstanding under both the 2007 Term Loan and the aircraft loan.

DIVIDEND

The Board of Directors of Och-Ziff declared a 2012 second-quarter dividend of $0.14 per Class A Share. The dividend is payable on August 20, 2012 to holders of record as of the close of business on August 13, 2012. The ex-dividend date will be August 9, 2012.

For U.S. federal income tax purposes, the dividend will be treated as a partnership distribution. Based on the best information currently available, the Company estimates that when calculating withholding taxes, the entire amount of the 2012 second-quarter dividend will be treated as U.S. source dividend income.

Non-U.S. holders of Class A Shares are generally subject to U.S. federal withholding tax at a rate of 30% (subject to reduction by applicable treaty or other exception) on their share of U.S. source dividends and certain other types of U.S. source income realized by the Company. With respect to interest, however, no withholding is generally required if proper certification (on an IRS Form W-8) of a beneficial owner’s foreign status has been filed with the withholding agent. Non-U.S. holders must generally provide the withholding agent with a properly completed IRS Form W-8 to obtain any reduction in withholding.

PARTNER INCENTIVE PLAN

In August 2012, the Company’s Board of Directors (the “Board”) approved a new Partner Incentive Plan (the “PIP”) in order to further the retention of its executive managing directors.

The Company’s executive managing directors approved new transfer restrictions that will generally limit their ability to transfer or exchange their Group A Units. In 2013 and 2014, these transfer restrictions will allow the Company’s executive managing directors, including those who were executive managing directors at the time of the Company’s IPO in 2007 (the “Pre-IPO Partners”) to exchange Group A Units representing up to 10% of their vested partnership interests in the Och-Ziff Operating Group per year (determined on a cumulative basis) and to sell any resulting Class A Shares with the approval of the Exchange Committee. In 2015, the Exchange Committee will determine in its sole discretion whether to allow any additional exchanges and sales by any of the Company’s executive managing directors through 2017, provided that such exchanges and sales will generally not exceed 10% of an executive managing director’s vested partnership interests in the Och-Ziff Operating Group per year and resultant Class A Shares (determined on a cumulative basis) for each year through 2017. Prior to the adoption of these modifications, the Company’s executive managing directors would have been entitled to exchange 75% of their vested Group A Units and sell the resultant Class A Shares. The Company believes that these modifications, in combination with the PIP, maintain the strong alignment of interests between the Pre-IPO Partners and our Class A Shareholders by further motivating the Pre-IPO Partners to remain with Och-Ziff and contribute to its future success.

In consideration of the Company’s executive managing directors becoming subject to these transfer restrictions and reflective of the Pre-IPO Partners’ commitment to the Company, the Board adopted the PIP. Mr. Och will not participate in the PIP, but will continue to participate in the Company’s profits solely through distributions from his existing equity ownership stake.

Under the terms of the PIP, participating executive managing directors may be eligible to receive discretionary grants of annual performance awards (“Performance Awards”) over a five-year period commencing in 2013. Performance Awards may be satisfied in Och-Ziff Operating Group D Units (“Performance Unit Awards”) and may also be satisfied in cash (“Performance Cash Awards”). All Performance Awards will be granted subject to compliance with each participating executive managing director’s non-compete obligations and may be clawed back.

The aggregate number of discretionary annual Performance Unit Awards that may be granted to the Pre-IPO Partners on our Partner Management Committee and certain other Pre-IPO Partners (the “Eligible Pre-IPO Partners”), collectively, will be up to 3,628,907 Och-Ziff Operating Group D Units per year. The Performance Unit Awards will be vested on grant, subject to the transfer restrictions as described above. In aggregate, the Eligible Pre-IPO Partners collectively may receive up to 18,144,535 Och-Ziff Operating Group D Units over the five-year period.

The aggregate dilution to Class A Shareholders resulting from the issuance of the maximum number of Performance Unit Awards to Eligible Pre-IPO Partners over the five-year period would be approximately 4%, based on the number of Adjusted Class A Shares outstanding as of June 30, 2012.

The Eligible Pre-IPO Partners, collectively, may also be eligible to receive discretionary annual Performance Cash Awards if the Company earns incentive income in the relevant year. The maximum aggregate amount of this award will be capped at 10% of the Company’s incentive income earned during that year, up to a maximum of $52.4 million. In aggregate, the Eligible Pre-IPO Partners collectively can earn a maximum of $262.0 million over the five-year period. Whether any Performance Unit Award and any Performance Cash Award is awarded to any Eligible Pre-IPO Partner in a particular year, and the amount of any such awards, shall be determined by the Compensation Committee of the Board in its sole discretion, based on recommendations from Mr. Och for that year.

For additional information, please see the Company’s Current Report filed on Form 8-K with the Securities and Exchange Commission (“SEC”) on August 2, 2012.

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The Company will host a conference call today, August 2, 2012, at 8:30 a.m. Eastern Time to discuss its 2012 second-quarter results. The call will be open to the public and can be accessed by dialing +1-888-680-0894 (callers inside the U.S.) or +1-617-213-4860 (callers outside the U.S.). The number should be dialed at least ten minutes prior to the start of the call and the passcode will be 71972530. A simultaneous webcast of the call will be available to the public on a listen-only basis on the Class A Shareholders section of the Company’s website (www.ozcap.com).

For those unable to listen to the live broadcast, a replay will be available by dialing +1-888-286-8010 (callers inside the U.S.) or +1-617-801-6888 (callers outside the U.S.), passcode 57979229, beginning approximately two hours after the event for two weeks. A webcast replay of the event will also be available on the Company’s website as noted above.

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Non-GAAP Financial Measures

The Company’s non-GAAP measures should not be considered as alternatives to the Company’s GAAP Net Loss or cash flow from operations, or as indicative of liquidity or the cash available to fund operations. The Company’s non-GAAP measures may not be comparable to similarly titled measures used by other companies.

For reconciliations of the Company’s non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP, please see Exhibits 2 through 5 attached to this press release.

Economic Income

In addition to analyzing the Company’s results on a GAAP basis, management also reviews the Company’s results on an “Economic Income” basis. Economic Income for the Company, the Och-Ziff Funds segment and Other Operations excludes the adjustments described below that are required for presentation of the Company’s results on a GAAP basis, but that management does not consider when evaluating the operating performance of the Company in any given period. Management, therefore, uses Economic Income as the basis on which it evaluates the financial performance of the Company and makes resource allocation and other operating decisions. Management considers it important that investors review the same operating information that it uses.

Economic Income is a measure of pre-tax operating performance that excludes the following from the Company’s results on a GAAP basis:

•

Income allocations to the Company’s executive managing directors and the Ziffs on their direct interests in the Och-Ziff Operating Group. Management reviews operating performance at the Och-Ziff Operating Group level, where substantially all of the Company’s operations are performed, prior to making any income allocations.

•

Reorganization expenses related to the Company’s IPO, equity-based compensation expenses and depreciation and amortization expenses, as management does not consider these non-cash expenses to be reflective of operating performance.

•	Changes in the tax receivable agreement liability and net gains (losses) on investments in Och-Ziff funds, as management does not consider these items to be reflective of operating performance.

•

Amounts related to the consolidated Och-Ziff funds, including the related eliminations of management fees and incentive income, as management reviews the total amount of management fees and incentive income earned in relation to total assets under management and fund performance.

In addition, the full amount of deferred cash compensation and expenses related to compensation arrangements based on annual investment performance are recognized on the date they are determined (generally in the fourth quarter of each year), as management determines the total amount of compensation based on the Company’s performance in the year of the award.

As a result of the adjustments described above, as well as an adjustment to present management fees net of recurring placement and related service fees (rather than considering these fees an expense), management fees, compensation and benefits, non-compensation expenses and net loss (income) allocated to noncontrolling interests as presented on an Economic Income basis are also non-GAAP measures. No adjustments to the GAAP basis have been made for incentive income, other revenues and net gains (losses) on joint ventures.

Distributable Earnings

Distributable Earnings is a non-GAAP measure of after-tax operating performance and equals Economic Income less Adjusted Income Taxes. Adjusted Income Taxes are estimated assuming the conversion of all outstanding Partner Units into Class A Shares, on a one-to-one basis, and include the impact of payments under the tax receivable agreement. Therefore, all income (loss) of the Och-Ziff Operating Group allocated to the Partner Units is treated as if it were allocated to Och-Ziff Capital Management Group LLC. Partner Units represent interests in the Och-Ziff Operating Group held by the Company’s executive managing directors and the Ziffs, including the Group A Units and Group D Units.

Distributable Earnings per Share is equal to Distributable Earnings divided by the weighted-average number of Adjusted Class A Shares. Management believes Distributable Earnings provides useful information to investors because it uses Distributable Earnings, among other financial information, to determine the earnings available to distribute as dividends to holders of the Company’s Class A Shares and to the Company’s executive managing directors and the Ziffs with respect to their Partner Units.

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Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934,

as amended, which reflect the Company’s current views with respect to, among other things, future events and financial performance. The Company generally identifies forward-looking statements by terminology such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “will,” “should,” “could,” “seek,” “approximately,” “predict,” “intend,” “plan,” “estimate,” “anticipate,” “opportunity,” “comfortable,” “assume,” “remain,” “maintain,” “sustain,” “achieve,” “see,” “think,” “position,” or the negative version of those words or other comparable words.

Any forward-looking statements contained in this press release are based upon historical information and on the Company’s current plans, estimates and expectations. The inclusion of this or any other forward-looking information should not be regarded as a representation by the Company or any other person that the future plans, estimates or expectations contemplated by the Company will be achieved. The Company cautions that forward-looking statements are subject to numerous assumptions, estimates, risks and uncertainties, including but not limited to: global economic, business, market and geopolitical conditions, including Euro-zone sovereign debt issues; U.S. and foreign regulatory developments relating to, among other things, financial institutions and markets, government oversight and taxation; the conditions impacting the hedge fund industry; the Company’s ability to successfully compete for fund investors, assets, professional talent and investment opportunities; the Company’s ability to retain its executive managing directors, managing directors and investment professionals; the Company’s successful formulation and execution of its business and growth strategies; the Company’s ability to appropriately manage conflicts of interest and tax and other regulatory factors relevant to the Company’s business; as well as assumptions relating to the Company’s operations, investment performance, financial results, financial condition, business prospects, growth strategy and liquidity.

If one or more of these or other risks or uncertainties materialize, or if the Company’s assumptions or estimates prove to be incorrect, the Company’s actual results may vary materially from those indicated in these statements. These factors are not and should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Company’s filings with the SEC, including but not limited to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC on February 27, 2012. The forward-looking statements contained in this press release are made only as of the date of this press release. The Company does not undertake to update any forward-looking statement, whether as a result of new information, future developments or otherwise.

This press release does not constitute an offer of any Och-Ziff fund.

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About Och-Ziff Capital Management Group LLC

Och-Ziff Capital Management Group LLC is one of the largest institutional alternative asset managers in the world with offices in New York, London, Hong Kong, Beijing and Mumbai.

Och-Ziff provides asset management services to institutional investors globally through its hedge funds and other alternative investment vehicles. Och-Ziff’s funds seek to generate consistent, positive, absolute returns across market cycles, with low volatility compared to the equity markets, and with an emphasis on preservation of capital. Och-Ziff’s multi-strategy approach combines global investment strategies, including convertible and derivative arbitrage, corporate credit, long/short equity special situations, merger arbitrage, private investments and structured credit. As of August 1, 2012, Och-Ziff had approximately $30.3 billion in assets under management. For more information, please visit Och-Ziff’s website (www.ozcap.com).

Investor Relations Contact:

Tina Madon

Managing Director

Head of Investor Relations

Och-Ziff Capital Management Group LLC

+1-212-719-7381

tina.madon@ozcap.com

Media Relations Contact:

George Sard or Jonathan Gasthalter

Sard Verbinnen & Co

+1-212-687-8080

EXHIBIT 1

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Consolidated Statements of Comprehensive Loss (Unaudited)

(dollars in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Revenues
Management fees	$127,492	$128,344	$249,574	$249,690
Incentive income	18,414	6,867	19,635	13,833
Other revenues	220	678	584	1,036
Income of consolidated Och-Ziff funds	32,296	11,396	49,553	21,134

Total Revenues	178,422	147,285	319,346	285,693

Expenses
Compensation and benefits	41,321	61,243	82,191	120,448
Reorganization expenses	398,416	399,312	796,832	805,167
Interest expense	1,212	1,843	2,455	3,891
General, administrative and other	32,252	27,319	61,200	52,424
Expenses of consolidated Och-Ziff funds	2,939	2,480	5,051	3,930

Total Expenses	476,140	492,197	947,729	985,860

Other Income
Net gains (losses) on investments in Och-Ziff funds and joint ventures	(382)	36	(288)	212
Change in deferred income of consolidated Och-Ziff funds	(7,055)	(649)	(22,427)	(2,975)
Net gains of consolidated Och-Ziff funds	8,864	2,912	85,276	11,199

Total Other Income	1,427	2,299	62,561	8,436

Loss before Income Taxes	(296,291)	(342,613)	(565,822)	(691,731)
Income taxes	12,491	9,413	26,895	18,039

Consolidated Net Loss	(308,782)	(352,026)	(592,717)	(709,770)

Other Comprehensive Income, Net of Tax
Foreign currency translation adjustment	192	1	229	19

Total Comprehensive Loss	$(308,590)	$(352,025)	$(592,488)	$(709,751)

Allocation of Consolidated Net Loss
Class A Shareholders	$(116,242)	$(93,362)	$(238,986)	$(188,826)
Noncontrolling interests	(192,540)	(258,664)	(353,731)	(520,944)

	$(308,782)	$(352,026)	$(592,717)	$(709,770)

Allocation of Total Comprehensive Loss
Class A Shareholders	$(116,205)	$(93,361)	$(238,937)	$(188,821)
Noncontrolling interests	(192,385)	(258,664)	(353,551)	(520,930)

	$(308,590)	$(352,025)	$(592,488)	$(709,751)

Net Loss Per Class A Share
Basic and Diluted	$(0.82)	$(0.96)	$(1.69)	$(1.94)

Weighted-Average Class A Shares Outstanding
Basic and Diluted	141,722,881	97,705,327	141,308,533	97,261,490

EXHIBIT 2

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Reconciliation of Non-GAAP Measures to the Respective GAAP Measures (Unaudited)

(dollars in thousands, except per share amounts)

	Three Months Ended June 30, 2012			Three Months Ended June 30, 2011
	Och-Ziff Funds Segment	Other Operations	Total Company	Och-Ziff Funds Segment	Other Operations	Total Company

Net income (loss) allocated to Class A Shareholders—GAAP	$(116,870)	$628	$(116,242)	$(93,579)	$217	$(93,362)
Reorganization expenses	398,416	—	398,416	399,312	—	399,312
Net loss allocated to the Och-Ziff Operating Group A Units	(222,241)	—	(222,241)	(269,652)	—	(269,652)
Equity-based compensation	16,248	19	16,267	34,217	1,588	35,805
Income taxes	12,483	8	12,491	9,413	—	9,413
Depreciation and amortization	2,135	186	2,321	2,203	187	2,390
Amortization of deferred cash compensation and expenses related to compensation arrangements based on annual fund performance	1,685	—	1,685	1,535	—	1,535
Other	1,392	(114)	1,278	1,004	(48)	956

Economic Income—Non-GAAP	$93,248	$727	93,975	$84,453	$1,944	86,397

Adjusted Income Taxes—Non-GAAP(1)			(26,787)			(18,714)

Distributable Earnings—Non-GAAP			$67,188			$67,683

Weighted-Average Class A Shares Outstanding			141,722,881			97,705,327
Weighted-Average Partner Units			304,094,971			304,419,758
Weighted-Average Class A Restricted Share Units (RSUs)			8,492,730			13,097,806

Weighted-Average Adjusted Class A Shares			454,310,582			415,222,891

Distributable Earnings Per Adjusted Class A Share—Non-GAAP			$0.15			$0.16

(1)	Presents an estimate of income tax expense by assuming the conversion of all Partner Units into Class A Shares, on a one-to-one basis, as well as the impact of payments under the tax receivable agreement. Therefore, all income (loss) of the Och-Ziff Operating Group allocated to the Partner Units is treated as if it were allocated to Och-Ziff Capital Management Group LLC.

EXHIBIT 3

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Reconciliation of Non-GAAP Measures to the Respective GAAP Measures (Unaudited)

(dollars in thousands, except per share amounts)

	Six Months Ended June 30, 2012			Six Months Ended June 30, 2011
	Och-Ziff Funds Segment	Other Operations	Total Company	Och-Ziff Funds Segment	Other Operations	Total Company

Net income (loss) allocated to Class A Shareholders—GAAP	$(240,066)	$1,080	$(238,986)	$(189,168)	$342	$(188,826)
Reorganization expenses	796,832	—	796,832	805,167	—	805,167
Net loss allocated to the Och-Ziff Operating Group A Units	(458,649)	—	(458,649)	(546,640)	—	(546,640)
Equity-based compensation	34,036	39	34,075	66,146	3,157	69,303
Income taxes	26,887	8	26,895	18,399	(360)	18,039
Depreciation and amortization	4,306	373	4,679	4,493	371	4,864
Amortization of deferred cash compensation and expenses related to compensation arrangements based on annual fund performance	2,965	—	2,965	3,224	—	3,224
Other	2,338	(280)	2,058	1,891	(135)	1,756

Economic Income—Non-GAAP	$168,649	$1,220	169,869	$163,512	$3,375	166,887

Adjusted Income Taxes—Non-GAAP(1)			(45,410)			(34,023)

Distributable Earnings—Non-GAAP			$124,459			$132,864

Weighted-Average Class A Shares Outstanding			141,308,533			97,261,490
Weighted-Average Partner Units			304,452,709			304,815,284
Weighted-Average Class A Restricted Share Units (RSUs)			8,032,870			13,050,781

Weighted-Average Adjusted Class A Shares			453,794,112			415,127,555

Distributable Earnings Per Adjusted Class A Share—Non-GAAP			$0.27			$0.32

(1)	Presents an estimate of income tax expense by assuming the conversion of all Partner Units into Class A Shares, on a one-to-one basis, as well as the impact of payments under the tax receivable agreement. Therefore, all income (loss) of the Och-Ziff Operating Group allocated to the Partner Units is treated as if it were allocated to Och-Ziff Capital Management Group LLC.

EXHIBIT 4

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Components of Economic Income and Reconciliation of Certain Non-GAAP Measures to the Respective GAAP Measures (Unaudited)(1)

(dollars in thousands)

	Three Months Ended June 30, 2012			Three Months Ended June 30, 2011
	Och-Ziff Funds Segment	Other Operations	Total Company	Och-Ziff Funds Segment	Other Operations	Total Company

Management fees—GAAP	$125,133	$2,359	$127,492	$123,557	$4,787	$128,344
Adjustment to management fees(2)	(4,271)	—	(4,271)	(3,018)	—	(3,018)

Management Fees—Economic Income Basis—Non-GAAP	120,862	2,359	123,221	120,539	4,787	125,326
Incentive income(3)	18,414	—	18,414	6,867	—	6,867
Other revenues(3)	217	3	220	590	88	678

Total Revenues—Economic Income Basis—Non-GAAP	$139,493	$2,362	$141,855	$127,996	$4,875	$132,871

Compensation and benefits—GAAP	$40,361	$960	$41,321	$58,574	$2,669	$61,243
Adjustment to compensation and benefits(4)	(19,303)	(19)	(19,322)	(36,329)	(1,588)	(37,917)

Compensation and Benefits—Economic Income Basis—Non-GAAP	$21,058	$941	$21,999	$22,245	$1,081	$23,326

Interest expense and general, administrative and other expenses—GAAP	$32,903	$561	$33,464	$28,086	$1,076	$29,162
Adjustment to interest expense and general, administrative and other expenses(5)	(8,099)	(186)	(8,285)	(6,753)	(186)	(6,939)

Non-Compensation Expenses—Economic Income Basis—Non-GAAP	$24,804	$375	$25,179	$21,333	$890	$22,223

Net gains (losses) on investments in Och-Ziff funds and joint ventures—GAAP	$(382)	$—	$(382)	$40	$(4)	$36
Adjustment to net gains (losses) on investments in Och-Ziff funds and joint ventures(6)	(1)	—	(1)	(5)	—	(5)

Net Gains (Losses) on Joint Ventures(7)	$(383)	$—	$(383)	$35	$(4)	$31

Net income (loss) allocated to noncontrolling interests—GAAP	$(209,068)	$16,528	$(192,540)	$(269,187)	$10,523	$(258,664)
Adjustment to net income (loss) allocated to noncontrolling interests(8)	209,068	(16,209)	192,859	269,187	(9,567)	259,620

Net Income Allocated to Noncontrolling Interests—Economic Income Basis—Non-GAAP(9)	$—	$319	$319	$—	$956	$956

(1)	The items presented on an Economic Income basis above are the components that comprise Economic Income for the Och-Ziff Funds segment, Other Operations and the Company.
(2)	Adjustment to present management fees net of recurring placement and related service fees, as management considers these fees a reduction in management fees, not an expense. The impact of eliminations related to the consolidated Och-Ziff funds is also removed.
(3)	These items are presented on a GAAP basis, accordingly no adjustments to or reconciliations of these items are presented.
(4)	Adjustment to exclude equity-based compensation, as management does not consider these non-cash expenses to be reflective of the operating performance of the Company. Additionally, the full amount of deferred cash compensation and expenses related to compensation arrangements based on annual investment performance is recognized on the date it is determined (generally in the fourth quarter of each year), as management determines the total amount of compensation based on the Company’s performance in the year of the award.
(5)	Adjustment to exclude depreciation, amortization and changes in the tax receivable agreement liability, as management does not consider these items to be reflective of the operating performance of the Company. Additionally, recurring placement and related service fees are excluded, as management considers these fees a reduction in management fees, not an expense.
(6)	Adjustment to exclude net gains (losses) on investments in Och-Ziff funds, as management does not consider these gains (losses) to be reflective of the operating performance of the Company.
(7)	Represents the net gains (losses) on joint ventures established to expand certain of the Company’s private investments platforms.
(8)	Adjustment to exclude amounts allocated to the executive managing directors and the Ziffs on their interests in the Och-Ziff Operating Group, as management reviews the operating performance of the Company at the Och-Ziff Operating Group level. The Company conducts substantially all of its activities through the Och-Ziff Operating Group. Additionally, the impact of the consolidated Och-Ziff funds, including the allocation of earnings (losses) to investors in those funds, is also removed.
(9)	Represents the residual interests in the domestic real estate management business not owned by the Company.

EXHIBIT 5

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Components of Economic Income and Reconciliation of Certain Non-GAAP Measures to the Respective GAAP Measures (Unaudited)(1)

(dollars in thousands)

	Six Months Ended June 30, 2012			Six Months Ended June 30, 2011
	Och-Ziff Funds Segment	Other Operations	Total Company	Och-Ziff Funds Segment	Other Operations	Total Company

Management fees—GAAP	$244,828	$4,746	$249,574	$240,617	$9,073	$249,690
Adjustment to management fees(2)	(8,473)	—	(8,473)	(6,391)	—	(6,391)

Management Fees—Economic Income Basis—Non-GAAP	236,355	4,746	241,101	234,226	9,073	243,299
Incentive income(3)	19,635	—	19,635	13,833	—	13,833
Other revenues(3)	481	103	584	892	144	1,036

Total Revenues—Economic Income Basis—Non-GAAP	$256,471	$4,849	$261,320	$248,951	$9,217	$258,168

Compensation and benefits—GAAP	$80,235	$1,956	$82,191	$115,455	$4,993	$120,448
Adjustment to compensation and benefits(4)	(39,434)	(39)	(39,473)	(70,783)	(3,157)	(73,940)

Compensation and Benefits—Economic Income Basis—Non-GAAP	$40,801	$1,917	$42,718	$44,672	$1,836	$46,508

Interest expense and general, administrative and other expenses—GAAP	$62,356	$1,299	$63,655	$53,774	$2,541	$56,315
Adjustment to interest expense and general, administrative and other expenses(5)	(15,556)	(373)	(15,929)	(12,803)	(370)	(13,173)

Non-Compensation Expenses—Economic Income Basis—Non-GAAP	$46,800	$926	$47,726	$40,971	$2,171	$43,142

Net gains (losses) on investments in Och-Ziff funds and joint ventures—GAAP	$(177)	$(111)	$(288)	$270	$(58)	$212
Adjustment to net gains (losses) on investments in Och-Ziff funds and joint ventures(6)	(44)	—	(44)	(66)	—	(66)

Net Gains (Losses) on Joint Ventures(7)	$(221)	$(111)	$(332)	$204	$(58)	$146

Net income (loss) allocated to noncontrolling interests—GAAP	$(423,959)	$70,228	$(353,731)	$(541,083)	$20,139	$(520,944)
Adjustment to net income (loss) allocated to noncontrolling interests(8)	423,959	(69,553)	354,406	541,083	(18,362)	522,721

Net Income Allocated to Noncontrolling Interests—Economic Income Basis—Non-GAAP(9)	$—	$675	$675	$—	$1,777	$1,777

(1)	The items presented on an Economic Income basis above are the components that comprise Economic Income for the Och-Ziff Funds segment, Other Operations and the Company.
(2)	Adjustment to present management fees net of recurring placement and related service fees, as management considers these fees a reduction in management fees, not an expense. The impact of eliminations related to the consolidated Och-Ziff funds is also removed.
(3)	These items are presented on a GAAP basis, accordingly no adjustments to or reconciliations of these items are presented.
(4)	Adjustment to exclude equity-based compensation, as management does not consider these non-cash expenses to be reflective of the operating performance of the Company. Additionally, the full amount of deferred cash compensation and expenses related to compensation arrangements based on annual investment performance is recognized on the date it is determined (generally in the fourth quarter of each year), as management determines the total amount of compensation based on the Company’s performance in the year of the award.
(5)	Adjustment to exclude depreciation, amortization and changes in the tax receivable agreement liability, as management does not consider these items to be reflective of the operating performance of the Company. Additionally, recurring placement and related service fees are excluded, as management considers these fees a reduction in management fees, not an expense.
(6)	Adjustment to exclude net gains (losses) on investments in Och-Ziff funds, as management does not consider these gains (losses) to be reflective of the operating performance of the Company.
(7)	Represents the net gains (losses) on joint ventures established to expand certain of the Company’s private investments platforms.
(8)	Adjustment to exclude amounts allocated to the executive managing directors and the Ziffs on their interests in the Och-Ziff Operating Group, as management reviews the operating performance of the Company at the Och-Ziff Operating Group level. The Company conducts substantially all of its activities through the Och-Ziff Operating Group. Additionally, the impact of the consolidated Och-Ziff funds, including the allocation of earnings (losses) to investors in those funds, is also removed.
(9)	Represents the residual interests in the domestic real estate management business not owned by the Company.

EXHIBIT 6

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Financial Supplement (Unaudited)

(dollars in millions)

	Three Months Ended June 30,	Six Months Ended June 30,	Year Ended December 31,
	2012	2012	2011	2010	2009

Total Assets Under Management(1)
Beginning of period balance	$30,117	$28,766	$27,935	$23,080	$26,955
Net flows	(185)	(248)	1,116	2,693	(8,053)
Appreciation (depreciation)(2)	(4)	1,410	(285)	2,162	4,178

End of Period Balance	$29,928	$29,928	$28,766	$27,935	$23,080

Assets Under Management by Fund(1)
OZ Master Fund		$20,808	$20,198	$19,625	$15,577
OZ Europe Master Fund		2,057	2,272	2,958	2,957
OZ Asia Master Fund		1,577	1,620	1,535	1,246
OZ Global Special Investments Master Fund		1,021	976	1,240	1,999

Net Returns(3)
OZ Master Fund	0.2%	4.9%	-0.5%	8.5%	23.1%
OZ Europe Master Fund	-1.4%	3.4%	-4.9%	7.5%	16.4%
OZ Asia Master Fund	-3.4%	2.3%	-3.8%	9.9%	34.0%
OZ Global Special Investments Master Fund	-0.1%	5.0%	3.2%	13.4%	8.4%

Past performance is no indication or guarantee of future results.

(1)	Includes amounts invested by the Company, its executive managing directors, employees and certain other related parties for which the Company charged no management fees and received no incentive income for the periods presented. Amounts presented in this table are not the amounts used to calculate management fees and incentive income for the respective periods.
(2)	Appreciation (depreciation) reflects the aggregate net capital appreciation (depreciation) for the entire period and is presented on a total return basis, net of all fees and expenses (except incentive income on unrealized gains attributable to investments that the Company, as investment manager, determines lack a readily ascertainable fair value, are illiquid or otherwise should be held until the resolution of a special event or circumstance (“Special Investments”) that could reduce returns on these investments at the time of realization), and includes the reinvestment of all dividends and other income. Management fees and incentive income vary by product.
(3)	Net return represents a composite of the average return of the feeder funds that comprise each of the Company’s most significant master funds. Net return is presented on a total return basis, net of all fees and expenses (except incentive income on Special Investments that could reduce returns on these investments at the time of realization), and includes the reinvestment of all dividends and other income. Performance includes realized and unrealized gains and losses attributable to Special Investments and initial public offering investments that are not allocated to all investors in the feeder funds. Investors that were not allocated Special Investments and/or initial public offering investments may experience materially different returns.

EXHIBIT 7

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Fund Performance of Certain Och-Ziff Funds (Unaudited)

	2012
	January	February	March	1Q	April	May	June	2Q	1H - 2012

Net Returns(1)
OZ Master Fund	1.59%	1.64%	1.38%	4.68%	0.40%	-0.44%	0.23%	0.19%	4.88%
OZ Europe Master Fund	1.82%	1.99%	0.97%	4.85%	-0.02%	-1.81%	0.43%	-1.41%	3.38%
OZ Asia Master Fund	2.64%	2.26%	0.91%	5.91%	-0.74%	-2.22%	-0.50%	-3.43%	2.28%
OZ Global Special Investments Master Fund	1.39%	2.01%	1.60%	5.08%	0.42%	-0.72%	0.18%	-0.12%	4.95%

S&P 500 Index(2)	4.48%	4.32%	3.29%	12.59%	-0.63%	-6.01%	4.12%	-2.75%	9.49%
MSCI World Index(2)	4.36%	4.78%	1.82%	11.34%	-1.46%	-6.67%	4.33%	-4.05%	6.83%

	2011
	January	February	March	April	May	June	July	August	September	October	November	December	FY2011

Net Returns(1)
OZ Master Fund	1.71%	1.14%	0.48%	0.73%	-0.04%	-0.71%	-0.01%	-1.84%	-1.94%	0.66%	-0.57%	-0.02%	-0.48%
OZ Europe Master Fund	2.29%	0.91%	0.34%	0.38%	0.20%	-2.21%	-1.68%	-2.71%	-0.95%	0.21%	-1.57%	-0.14%	-4.93%
OZ Asia Master Fund	0.98%	0.03%	0.44%	0.80%	-1.68%	0.78%	0.88%	-1.70%	-4.05%	2.40%	-0.73%	-1.85%	-3.80%
OZ Global Special Investments Master Fund	2.20%	1.77%	0.59%	0.95%	0.38%	0.49%	-0.36%	-1.75%	-1.55%	0.34%	0.30%	-0.17%	3.16%

S&P 500 Index(2)	2.37%	3.43%	0.04%	2.96%	-1.13%	-1.67%	-2.03%	-5.43%	-7.03%	10.93%	-0.22%	1.02%	2.11%
MSCI World Index(2)	1.96%	2.97%	-1.23%	2.33%	-1.17%	-1.55%	-2.70%	-6.72%	-6.02%	8.58%	-1.22%	0.62%	-4.96%

Past performance is no indication or guarantee of future results.

(1)	Net return represents a composite of the average return of the feeder funds that comprise each of the Company’s most significant master funds. Net return is presented on a total return basis, net of all fees and expenses (except incentive income on unrealized gains attributable to investments that the Company, as investment manager, determines lack a readily ascertainable fair value, are illiquid or otherwise should be held until the resolution of a special event or circumstance (“Special Investments”) that could reduce returns on these investments at the time of realization), and includes the reinvestment of all dividends and other income. Performance includes realized and unrealized gains and losses attributable to Special Investments and initial public offering investments that are not allocated to all investors in the feeder funds. Investors that were not allocated Special Investments and/or initial public offering investments may experience materially different returns.
(2)	This comparison shows the returns of the S&P 500 Index (SPTR) and the MSCI World Index (GDDLWI) (“Broader Market Indices”) against certain Och-Ziff funds (the “funds”). This comparison is intended solely for illustrative purposes to show a historical comparison of the funds to the broader equity markets, as represented by the Broader Market Indices, and should not be considered as an indication of how the funds will perform relative to the Broader Market Indices in the future. The Broader Market Indices are not performance benchmarks of the funds. The funds are not managed to correlate in any way with the returns or composition of the Broader Market Indices, which are unmanaged. It is not possible to invest in an unmanaged index. You should not assume that there is any material overlap between the securities in the funds and those that comprise the Broader Market Indices. The S&P 500 Index is an equity index whose value is calculated as the free-float weighted average of the share prices of the 500 large-cap companies listed on the NYSE and NASDAQ. The MSCI World Index is a free-float adjusted market capitalization weighted index that is designed to measure the equity market performance of developed markets. Returns of the Broader Market Indices have not been reduced by fees and expenses associated with investing in securities and include the reinvestment of dividends.

EXHIBIT 8

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Financial Supplement (Unaudited)

As of July 1, 2012

OZ Master Fund by Investment Strategy
Long/Short Equity Special Situations	33%
Structured Credit	26%
Convertible and Derivative Arbitrage	14%
Corporate Credit	12%
Private Investments	6%
Merger Arbitrage	2%
Cash	7%

Assets Under Management by Geography(1)
North America	59%
Europe	26%
Asia	15%

Investors by Type
Pensions	29%
Fund-of-Funds	17%
Foundations and Endowments	13%
Corporate, Institutional and Other	13%
Private Banks	12%
Related Parties	9%
Family Offices and Individuals	7%

Investors by Geography
North America	72%
Europe	17%
Asia and Other	11%

(1)	The North American exposure includes the United States, Canada, Central America and South America. The European exposure includes Africa and the Middle East. The Asian exposure includes Australia and New Zealand.